Exhibit 2.2

Description of Rights of Securities Registered Under Section 12 of the Securities Exchange Act of 1934

The ordinary shares (“Ordinary Shares”) of Luda Technology Group Limited (the “Company”) are currently listed on the New York Stock Exchange and registered under Section 12(b) of the Exchange Act.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

Our registered office in the Cayman Islands is located at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1 -1111, Cayman Islands.

Ordinary Shares

The following are summaries of material provisions of the Company’s amended and restated memorandum and articles of association, as well as the Companies Law (as amended) of the Cayman Islands insofar as they relate to the material terms of the Company’s ordinary shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, investors should read the entire amended and restated memorandum and articles of association, which has been filed with the registration statement on Form F-1 (File No. 333-283680), as amended, initially filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2024.

Preemptive Rights (Item 9.A.3 of Form 20-F)

The holders of our Ordinary Shares do not have pre-emptive rights.

Type and Class of Securities (Item 9.A.5 of Form 20-F)

Each Ordinary Share has par value of HK$ 0.25 (US$0.03) each. The number of Ordinary Shares that have been issued as of the last day of the financial year ended December 31, 2024 is provided on the cover of the annual report on Form 20-F filed on April 30, 2025. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Limitations or Qualifications (Item 9.A.6 of Form 20-F)

Each Ordinary Share entitles the holder thereof to one vote on all matters subject to the vote at general meetings of our company.

Rights of Other Types of Securities (Item 9.A.7 of Form 20-F)

Not applicable.

Rights of Ordinary Shares (Item 10.B.3 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association” of the Company’s Form 20-F with respect to the dividend rights and the rights to share the Company’s profits, voting rights, right to share in any surplus in the event of liquidation, redemption provisions, sinking fund provisions, liability to further capital calls by the Company and any provision discriminating against any existing or prospective holder of such securities as a result of such shareholder owning a substantial number of shares.

Variation of Rights of Shares (Item 10.B.4 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Variation of Rights of Shares” of the Company’s Form 20-F.

Limitations on the Rights to Own Shares (Item 10.B.6 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Rights of Non-resident or Foreign Shareholders” of the Company’s Form 20-F.

Provisions Affecting Any Change of Control (Item 10.B.7 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Anti-Takeover Provisions” and “Item 10. Additional Information—B. Memorandum and Articles of Association—Differences in Corporate Law” of the Company’s Form 20-F.

Ownership Threshold (Item 10.B.8 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Rights of Non-resident or Foreign Shareholders” of the Company’s Form 20-F.

Differences Between the Law of Different Jurisdictions (Item 10.B.9 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Differences in Corporate Law” of the Company’s Form 20-F.

Changes in Capital (Item 10.B.10 of Form 20-F)

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Issuance of Additional Shares” of the Company’s Form 20-F.

Debt Securities (Item 12.A of Form 20-F)

Not applicable.

Warrants and Rights (Item 12.B of Form 20-F)

Not applicable.

Other Securities (Item 12.C of Form 20-F)

Not applicable.

Description of American Depositary Shares (Items 12.D.1 and 12.D.2 of Form 20-F)

Not applicable.